Exhibit 10.2

Execution Version

SECURITY AGREEMENT

This SECURITY AGREEMENT (together with all exhibits and schedules hereto, as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 22, 2012, is made by ZaZa Energy Corporation, a Delaware corporation (the “Company”), ZaZa Holdings, Inc., a Delaware corporation (“Holdings”), Toreador Resources Corporation, a Delaware corporation (“Toreador”), ZaZa Energy, LLC, a Texas limited liability company (“ZaZa LLC”) and each of the other Persons that from time to time becomes an Additional Grantor pursuant to Section 11(m) of this Agreement (together with the Company, Holdings, Toreador and ZaZa LLC, each, a “Grantor” and, collectively, the “Grantors”) in favor of the Collateral Agent (as defined below), on behalf and for the benefit of the Secured Parties (as defined below).

RECITALS

A.            The Company has entered into that certain Securities Purchase Agreement, dated as of February 21, 2011 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Securities Purchase Agreement”), by and among the Company and the Purchasers (as defined in the Securities Purchase Agreement) named therein, pursuant to which, subject to the terms and conditions set forth therein, the Company issued and sold to such Purchasers, and such Purchasers purchased from the Company, the Notes.  Capitalized terms not defined herein shall have the meanings given to them in the Securities Purchase Agreement.

B.            Each of the Grantors identified above is a member of an affiliated group of companies that includes the Company and the each of the other Grantors, and the proceeds from the issuance and sale of the Notes under the Securities Purchase Agreement will be used, in part, to enable the Company and the other Grantors to make transfers among themselves in connection with their respective operations.  Each Grantor will receive direct and indirect benefits from the issuance of the Notes and the other transactions contemplated by the Securities Purchase Agreement.

C.            Holdings, Toreador and ZaZa LLC have executed and delivered to the Secured Parties (as defined below) that certain Guaranty Agreement, dated as of February 21, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Guaranty”), pursuant to which such Grantors have on a joint and several basis guaranteed the full, complete and final payment and performance of the “Guaranteed Obligations” (as defined in the Guaranty).

D.            The Purchasers are willing to purchase the Notes as provided in the Securities Purchase Agreement and otherwise make, extend and maintain certain financial accommodations to the Company as provided in the Transaction Documents, but only upon the condition, among others, that the Company and those Grantors party to the Guaranty shall have executed and delivered this Agreement to the Collateral Agent, on behalf and for the benefit of the Secured Parties.

AGREEMENT

NOW, THEREFORE, in order to induce the Purchasers to enter into the Securities Purchase Agreement and the other Transaction Documents, to purchase the Notes to be purchased by them, and to otherwise make, extend and maintain financial accommodations to or for the benefit of the Company on the terms and subject to the conditions set forth therein, and for other good and valuable consideration, and intending to be legally bound, each Grantor, jointly and severally, hereby represents, warrants, covenants and agrees as follows:

SECTION 1.        Defined Terms.  The following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Account” means and includes any “account,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Account Debtor” means a Person obligated on an Account, Chattel Paper or General Intangible, but does not include a Person obligated to pay on or under an Instrument, even if such Instrument constitutes a part of Chattel Paper.

“Additional Grantor” has the meaning specified for such term in Section 11(m) of this Agreement.

“Agreement” has the meaning specified for such term in the Preamble hereto.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as now and hereafter in effect, any successors to such statute and any other applicable bankruptcy, insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction relating to the reorganization, readjustment, liquidation, dissolution, release or other relief of debtors, or providing for the appointment of a receiver, trustee, custodian or conservator or other similar official for all or any substantial part of such debtor’s assets, or for the making of an assignment for the benefit of creditors of a debtor.

“Certificate of Title” means all certificates of title (or similar ownership documents) with respect to which applicable law provides for a security interest to be identified on such certificate as a condition for the perfection or priority of a security interest over the rights of a lien creditor or other Persons with respect thereto.

“Chattel Paper” means and includes any “chattel paper,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Collateral” means all of each Grantor’s: (a) Accounts; (b) Chattel Paper; (c) Commercial Tort Claims; (d) Contracts; (e) Deposit Accounts; (f) Documents; (g) Equipment; (h) Fixtures; (i) General Intangibles; (j) Instruments; (k) Inventory; (l) Investment Property (other than the 50,000 shares of Series A Preferred Stock of ePsolutions, Inc. owned by Toreador on the date hereof); (m) Letter-of-Credit Rights; (n) Supporting Obligations; (o) other goods and personal property of such Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Grantor and wherever located; and (p) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

“Collateral Agent” means U.S. Bank National Association in its capacity as collateral agent for the Secured Parties, together with its successors and assigns in such capacity.

“Commercial Tort Claims” means any claim arising in tort now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, including, without limitation, those listed on Schedule III hereto.

“Commodity Account” means and includes any “commodity account,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Company” has the meaning specified for such term in the Preamble hereto.

“Contract” means any contract (including any customer, vendor, supplier, service or maintenance contract), lease, license (including any License), undertaking, purchase order, permit, franchise agreement or other agreement (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which any Grantor may now hold or hereafter acquires or receives any right or interest, including with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyright” means any of the following now owned or hereafter acquired or created (as a work for hire for the benefit of such Grantor) by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part:  (a) any copyright, whether registered or unregistered, held pursuant to the laws of the United States of America or of any other country or foreign jurisdiction; (b) registration, application or recording in the United States Copyright Office or in any similar office or agency of the United States of America or any other country or foreign jurisdiction; (c) any continuation, renewal or extension thereof; and (d) any registration to be issued in any pending application, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of such Grantor) or acquired by such Grantor, in whole or in part.

“Copyright License” means any agreement, whether in written or electronic form, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest granting any right to use or right not to be sued with respect to the use of any Copyright or any work protectable by Copyright.

“Deposit Account” means and includes any “deposit account” as such term is defined in Article 9 of the UCC.

“Documents” means and includes any “documents,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Equipment” means and includes any “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Event of Default” has the meaning specified for such term in the Securities Purchase Agreement.

“Fixtures” means and includes any “fixtures,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“General Intangible” means and includes any “general intangible,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Good Faith Contest” has the meaning specified for such term in the Securities Purchase Agreement.

“Grantors” has the meaning specified for such term in the Preamble hereto.

“Guaranty” has the meaning specified for such term in the Recitals hereto.

“Holdings” has the meaning specified for such term in the Preamble hereto.

“Instrument” means and includes any “instrument,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, Internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

“Inventory” means and includes any “inventory,” as such term is defined in Article 9 of the UCC, wherever located, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Investment Property” means and includes any “investment property,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit A attached hereto.

“Letter-of-Credit Right” means any right now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, in each case to payment or performance under a letter of credit (as such term is defined in Article 5 of the UCC), whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Lien” has the meaning specified for such term in the Securities Purchase Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

“Material Adverse Effect” has the meaning specified for such term in the Securities Purchase Agreement.

“Patent” means any of the following now hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest: (a) letters patent and right corresponding thereto, of the United States of America or any other country or other foreign jurisdiction, any registration and recording thereof, and any application for letters patent, and rights corresponding thereto, of the United States of America or any other country or other foreign jurisdiction, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or other foreign jurisdiction; (b) any reissue, continuation, continuation-in-part or extension thereof; (c) any petty patent, divisional, and patent of addition; and (d) any patent to issue in any such application.

“Patent License” means any agreement, whether in written or electronic form, now hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest granting any right to use or right not to be sued with respect to any Patent or any invention on which a Patent is in existence.

“Person” has the meaning specified for such term in the Securities Purchase Agreement.

“Proceeds” means and includes any “proceeds,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, guideline or determination of an arbitrator, a court or other governmental authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Required Noteholders” has the meaning specified for such term in the Securities Purchase Agreement.

“Secured Obligations” means (a) as to the Company, all obligations of the Company for the payment of the principal amount of the Notes, accrued interest thereon (including, without limitation, interest accruing after the filing of any petition in bankruptcy or commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all Premiums and all other fees and amounts due to the holders of Notes pursuant to the terms of the Securities Purchase Agreement and the other Transaction Documents, (b) as to Holdings, Toreador, ZaZa LLC and any other Guarantor, such Person’s “Guaranteed Obligations” as such term is defined in the Guaranty, and (c) any and all other debts, liabilities and reimbursement obligations, indemnity obligations and other obligations for monetary amounts, fees, expenses, costs or other sums (including reasonable attorneys’ fees and costs) chargeable to the Company or any other Credit Party under or pursuant to any of the Transaction Documents.

“Secured Parties” means the Collateral Agent and the holders from time to time of the Notes.

“Securities Account” means and includes any “securities account,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Securities Purchase Agreement” has the meaning specified for such term in the Recitals hereto.

“Subsidiary” has the meaning specified for such term in the Securities Purchase Agreement.

“Supporting Obligations” means and includes any “supporting obligations,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Toreador” has the meaning specified for such term in the Preamble hereto.

“Trademark License” means any agreement, whether in written or electronic form, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest granting any right to use or right not to be sued for the use of any Trademark or Trademark registration.

“Trademarks” means any of the following now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest:  (a) any trademark, service mark, trade name, corporate name, business name, trade style, logo, other source or business identifier, print or label on which any of the foregoing have appeared or appear, design or other general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registration, recording and application in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or other foreign jurisdiction; and (b) any reissue, extension or renewal of any of the foregoing.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York (and each reference in this Agreement to an Article thereof shall refer to that Article as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (including the Articles, Divisions, Parts, Chapters, Sections and the like, as applicable, thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“ZaZa LLC” has the meaning specified for such term in the Preamble hereto.

SECTION 2.        Grant of Security Interest.  As security for the full, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Purchasers to enter into the Securities Purchase Agreement and the other Transaction Documents and to purchase the Notes and make, extend and maintain financial accommodations to and for the benefit of the Company upon the terms and subject to the conditions of the Transaction Documents, each Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a security interest in and to all of such Grantor’s respective right, title and interest in, to and under the Collateral, whether now existing or hereafter arising or acquired, except for any asset or right to the extent that at the time of effectiveness the grant of a security interest therein is prohibited or restricted by any contract, indenture, instrument or other agreement or would give another party to any contract, indenture, instrument or other agreement the right to terminate its obligations thereunder, provided, however, that such exclusion shall not apply with respect to any such prohibition or restriction that is deemed ineffective under the UCC or applicable law.

SECTION 3.        Assignment of Contracts; Rights of the Collateral Agent; Collection of Accounts.

(a)           In furtherance of Section 2 and the purposes of this Agreement, each Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a security interest in and to, all right, title and interest of such Grantor in and to, and all benefits accruing to such Grantor pursuant to, each of the Contracts (subject to the restrictions set forth in Section 2), Instruments, Chattel Paper and Investment Property, provided, however, that, unless an Event of Default shall have occurred and be continuing, such Grantor shall have the right to exercise any of its rights under the Contracts, Instruments, Chattel Paper or Investment Property to which it is a party or by which it is bound (including the right to enter into possession of and use any and all property leased or licensed to such Grantor, as lessee or licensee, the right to use any or all of the facilities made available to such Grantor and the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the happening of any default giving rise to a right in favor of such Grantor, under any of the Contracts, Instruments, Chattel Paper or Investment Property to which it is a party or by which it is bound, and to do any and all other things whatsoever which such Grantor is or may become entitled to do under any of the Contracts, Instruments, Chattel Paper or Investment Property to which it is a party or by which it is bound); and provided, further, that during the continuance of any Event of Default, the Collateral Agent shall have the right (but not the obligation) to exercise any and all rights under the Contracts (including all rights set forth in the parenthetical in the immediately preceding proviso and in Section 3(d)).

(b)           Notwithstanding anything contained in this Agreement to the contrary, each Grantor expressly agrees that it shall not default under any of its Contracts, Instruments, Chattel Paper or Investment Property, it shall observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract, Instrument, Chattel Paper or Investment Property unless and to the extent such default(s) or other failure(s) could not, individually or in the aggregate, with reasonable likelihood, be expected to have a Material Adverse Effect; provided, however, that Grantor may suspend performance of its obligations under any such Contract, Instrument, Chattel Paper or Investment Property in the event of a material breach of such Contract, Instrument, Chattel Paper or Investment Property by a third party.  Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Contract, Instrument, Chattel Paper or Investment Property by reason of or arising out of this Agreement or the granting to the Collateral Agent of a security interest therein or the receipt by the Collateral Agent or any other Secured Party of any payment relating to any Contract, Instrument, Chattel Paper or Investment Property pursuant hereto, nor shall the Collateral Agent or any other Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, Instrument, Chattel Paper or Investment Property, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, Instrument, Chattel Paper or Investment Property, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)           The Collateral Agent authorizes each Grantor to collect its Accounts and to deposit all of the proceeds of such Accounts and any other amounts received by such Grantor into a Deposit Account subject to a control agreement in form and substance reasonably satisfactory to the Required Noteholders (other than amounts used for payroll, payroll taxes or employee benefits as set forth on Schedule II-B); provided that the Collateral Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time.  If required by the Collateral Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by any Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Collateral Agent subject to withdrawal by the Collateral Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as the Collateral Agent’s property, on behalf and for the benefit of the Secured Parties, and shall not be commingled with such Grantor’s other funds or properties.  Such Proceeds, when deposited, shall continue to be collateral security for all of such Grantor’s Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.  Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent may, in its sole discretion, after consultation with the Required Noteholders, apply all or a part of the funds on deposit in said special account to the principal of or interest on, or both, in respect of any of the Secured Obligations in accordance with the provisions of Section 7(h), and any part of such funds which the Collateral Agent elects not so to apply and deem not required as collateral security for the Secured Obligations shall be paid over from time to time by the Collateral Agent to the appropriate Grantor.  If an Event of Default has occurred and is continuing, at the request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the sale (or other disposition) and delivery of such Inventory and such Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(d)           The Collateral Agent may at any time, upon the occurrence and during the continuation of any Event of Default, notify Account Debtors of such Grantor, parties to the Contracts of such Grantor, obligors in respect of Instruments, Chattel Paper and Investment Property of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contracts, Instruments, Chattel Paper and Investment Property have been assigned as collateral security to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and that payments shall be made directly to the Collateral Agent pursuant to its written instructions.  Upon the request of the Collateral Agent, such Grantor shall so notify such Account Debtors, parties to such Contracts and obligors in respect of such Instruments, Chattel Paper and Investment Property.  Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts and Licenses and obligors in respect of such Instruments, Chattel Paper and Investment Property to verify with such parties, to the Collateral Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Licenses, Instruments, Chattel Paper or Investment Property.

SECTION 4.        Representations and Warranties.  Each of the Grantors represents and warrants to the Collateral Agent that:

(a)           Such Grantor is the sole legal and equitable owner of, or, as to Intellectual Property licensed from other Persons, licensee of, each item of the Collateral in which it purports to grant a security interest hereunder, and such Grantor has good, merchantable and insurable title or rights thereto free and clear of any and all Liens, except for the Liens permitted under the Securities Purchase Agreement.

(b)           No effective security agreement, collateral control agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Grantor in favor of the

Collateral Agent pursuant to this Agreement or such as relate to the Liens expressly permitted under the Securities Purchase Agreement.

(c)           The security interest in the Collateral created hereunder in favor of the Collateral Agent, on behalf and for the benefit of the Secured Parties, constitutes a valid security interest in the Collateral securing the payment of the Secured Obligations.  Upon (i) the due filing of UCC financing statements naming the applicable Grantor as “debtor”, naming the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth on Schedule I, and (ii) in the case of the Collateral comprising Trademarks, Patents or Copyrights, in addition, the due recordation of a “Notice of Grant of Security Interest in Intellectual Property,” substantially in the form of Exhibit B, with respect to such Trademarks or Patents, with the United States Patent and Trademark Office, and with respect to Copyrights, with the United States Copyright Office, then the security interest in the Collateral granted to the Collateral Agent, on behalf and for the benefit of the Secured Parties, will, to the extent a security interest in the Collateral may be perfected by filing UCC financing statements and, in the case of the Collateral comprising Intellectual Property, in addition to the filing of such UCC financing statements, by the recordation of the “Notice of Grant of Security Interest in Intellectual Property” with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, constitute perfected security interests therein prior to all other Liens (except for Liens expressly permitted under the Securities Purchase Agreement); provided, however, additional actions, filings, recordings or registrations in the United States Patent and Trademark Office and the United States Copyright Office may be required with respect to the perfection of the Collateral Agent’s security interest in Intellectual Property acquired by any Grantor after the date hereof.

(d)           Such Grantor has previously delivered to the Secured Parties a certificate signed by such Grantor and entitled “Perfection Certificate” (collectively, the “Perfection Certificates”).  Such Grantor’s complete name and organizational identification numbers are, and chief executive office, principal place of business, and the place where such Grantor maintains its records concerning the Collateral are presently located at the address(es), set forth on such Grantor’s Perfection Certificate.  If such Grantor is a corporation, limited liability company, limited partnership, corporate trust or other registered organization, the state (or if not a state, the other jurisdiction) under whose law such registered organization was organized is set forth such Grantor’s Perfection Certificate.  The Collateral of such Grantor, other than Deposit Accounts, Securities Accounts and Commodity Accounts, is presently located, within the meaning of the UCC, at the address(es) further set forth for such Grantor on such Grantor’s Perfection Certificate and such Grantor, to the extent not delivered to the Collateral Agent pursuant to the terms hereof, will not move such Collateral from such locations without providing at least fifteen (15) days prior written notice to the Collateral Agent.  All Collateral of such Grantor in the possession of a Person other than a Grantor and the location thereof is set forth on such Grantor’s Perfection Certificate, and such Grantor will not move Collateral, having an aggregate value in excess of $100,000 from such locations without providing at least fifteen (15) days prior written notice to the Collateral Agent.  Such Grantor does not use and has not during the last five years used any other company name, corporate name, trade name, doing business name or fictitious name, except for names first used after the date of this Agreement and set forth in a notice delivered to the Collateral Agent pursuant to Section 5(a).

(e)                                  All Collateral of such Grantor comprising Chattel Paper, Instruments or Investment Property comprising certificated securities for such Grantor is set forth on such Grantor’s Perfection Certificate.  All action necessary or desirable to protect and perfect such security interest in each item set forth on such Perfection Certificate, including the delivery of all originals thereof, duly indorsed in favor of the Collateral Agent, to the Collateral Agent, has been duly taken.  The security interest of the Collateral Agent in each Grantor’s Collateral listed on such Grantor’s Perfection Certificate is prior in right and interest to all other Liens (other than Liens expressly permitted under the Securities Purchase Agreement) and is enforceable as such against creditors of and purchasers from such Grantor.

(f)                                   All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned, held or in which such Grantor otherwise has acquired or received any rights or interest are listed on such Grantor’s Perfection Certificate.  Such Grantor shall promptly notify the Collateral Agent and amend such Grantor’s Perfection Certificate from time to time to reflect any additions to or deletions from this list.  Except as set forth on such Grantor’s Perfection Certificate, none of the Patents, Trademarks or Copyrights has been licensed to any third party.

(g)                                 The name and address of each depository institution at which such Grantor maintains any Deposit Account and the account number and account name of each such Deposit Account is listed on Schedule II-A.  The name and address of each securities intermediary or commodity intermediary at which such Grantor maintains any Securities Account or Commodity Account and the account number and account name is listed on Schedule II-A.  Such Grantor agrees to amend Schedule II-A from time to time within five (5) Business Days after opening any additional Deposit Account, Securities Account or Commodity Account, or closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account.

(h)                                 Such Grantor has no fee simple interest in any real property.

(i)                                    Such Grantor has no Commercial Tort Claims other than those set forth on Schedule III hereto.  Such Grantor shall promptly amend Schedule III from time to time to reflect any additions to or deletions from this list.

(j)                                    There are no Accounts or Chattel Paper of such Grantor which arise out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, except for those listed on Schedule IV hereto.  Such Grantor shall promptly amend Schedule IV from time to time (and, in any event, in accordance with Section 5(o) hereof) to reflect any additions to or deletions from this list.

(k)                                 Such Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to the Collateral Agent by such Grantor under Section 2 of this Agreement, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the UCC, except for Liens created in favor of the Collateral Agent by this Agreement or as expressly permitted under the Securities Purchase Agreement.

(l)                                    None of the Investment Property of such Grantor has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

SECTION 5.                         Covenants.  Each Grantor covenants and agrees with the Collateral Agent that so long as any of the Notes are outstanding and so long thereafter as any of the Secured Obligations shall remain unpaid:

(a)                                 Legal Status; Location.  Such Grantor shall not change its name, its jurisdiction of organization, its type of organization, its taxpayer identification number or its chief executive office or principal place of business or remove or cause to be removed, the records concerning the Collateral from those premises without at least fifteen (15) days prior written notice to the Collateral Agent.  In the event that any Grantor shall change its chief executive office or principal place of business (provided that the new location is leased to the Grantor), then, concurrently with entering into the lease for such new chief executive office or principal place of business, such Grantor shall furnish to the Collateral Agent, an executed and delivered access agreement in favor of the Collateral Agent with respect to such new location, in form and substance reasonably satisfactory to the Collateral Agent.  Notwithstanding the foregoing, in no event shall such Grantor change its jurisdiction of organization to a jurisdiction outside the United States of America or any State thereof without the prior written consent of the Collateral Agent.

(b)                                 Further Assurances; Pledge of Instruments.  At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably deem necessary or desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any Contract held by such Grantor or in which such Grantor has any right or interest not heretofore assigned, (ii) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (iii) filing or cooperating with the Collateral Agent in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any intentional treaty, required to secured or protect the Collateral Agent’s security interest in such Grantor’s Collateral, (iv) transferring such Grantor’s Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession), (v) executing and delivering and causing the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement in form and substance reasonably acceptable to the Collateral Agent with respect to each Deposit Account, Securities Account, Commodity Account or Letter-of-Credit Right in or to which such Grantor has any right or interest in order to perfect the security interest created hereunder in favor of the Collateral Agent (including giving the Collateral Agent “control” over such Collateral within the meaning of the applicable provisions of Article 8 and Article 9 of the UCC), but excluding the Deposit Accounts and Securities Accounts identified on Schedule II-B, which are used exclusively for employee payroll or employee trust accounts, (vi) executing and delivering or causing to be delivered written notice to insurers of the Collateral Agent’s security interest in, or claim in or under, any policy of insurance (including unearned premiums), (vii) using commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral in an aggregate amount in excess of $500,000 may from time to time be stored or located, and (viii) placing the interest of the Collateral Agent as lienholder (or other similar designation) on the Certificate of Title of any motor vehicle or other Equipment constituting Collateral owned by such Grantor which is covered by a Certificate of Title and delivering the original thereof to the Collateral Agent or its designated agent to the extent that the value of such motor vehicle or other Equipment exceeds $500,000.  Such Grantor also hereby authorizes the Collateral Agent and each other Secured Party to file any such financing or continuation statement, and any amendments thereto, all without the signature of such Grantor.  A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law, and without limiting the generality of the foregoing, the Collateral Agent is expressly authorized to use a collateral description that encompasses “all assets” or “all personal property” or words of similar import in any such financing statement.  If any amount payable under or in connection with any of the Collateral in respect of the Eagle Ford Assets is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business and any Instrument in the outstanding or stated amount of less than $100,000, shall be duly endorsed in a manner reasonably satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly and in any event within five (5) Business Days of such Grantor’s receipt thereof.  If at any time any Grantor shall hold any Investment Property comprised of certificated or uncertificated securities, such Grantor shall promptly, and in any event within five (5) Business Days of such Grantor’s acquisition or receipt thereof, pledge such Investment Property to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of a pledge agreement in form and substance satisfactory to the Collateral Agent.

(c)                                  Maintenance of Records.  Such Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of its Collateral, including a record of all payments received and all credits granted with respect to such Collateral and all other dealings with such Collateral.  At the Collateral Agent’s reasonable request, such Grantor shall mark its books and records pertaining to its Collateral with a legend, approved by the Collateral Agent in its reasonable discretion, to identify and evidence this Agreement and the security interests granted hereby.

(d)                                 Indemnification. In any suit, proceeding or action brought by the Collateral Agent or any other Secured Party relating to any of such Grantor’s Accounts, Chattel Papers, Deposit Accounts, General Intangibles (including any Contracts), Instruments, Letter-of-Credit Rights or Investment Properties for any sum owing thereunder, or to enforce any provision of any of such Grantor’s Accounts, Chattel Paper, Deposit Accounts, General Intangibles (including any Contracts), Instruments, Letter-of-Credit Rights or Investment Properties, such Grantor shall save, indemnify and keep the Collateral Agent and each other Secured Party harmless from and against any and all liabilities, expenses, losses or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Collateral Agent or such other Secured Party.  Each Grantor hereby further shall save, indemnify and keep the Collateral Agent and each other Secured Party harmless from, any and all liabilities, expenses, losses or damages which any such Person may or might incur by reason of any and all claims and demands whatsoever which may be asserted against any such Person arising out of, as a result of, or otherwise connected with, the security interest created hereby granted to the Collateral Agent by such Grantor under or in respect of any of the Collateral by reason of (a) the failure by such Grantor to perform any obligations or undertakings required to be performed by such Grantor under or in connection with the Collateral (including the failure of any warranty or representation (express or implied) in respect of the sale of any Inventory), (b) any failure by such Grantor, in connection with any of the Collateral, to comply with any applicable Requirement of Law, or (c) any bodily injury, death or property damage occurring in connection with the use, sale or other disposition of the Collateral; provided that such Grantor shall not be liable to any Person pursuant to this Section 5(d) solely to the extent any such liability, expense, loss or damage arises from such Person’s gross negligence or willful misconduct.

(e)                                  Limitation on Liens on Collateral.  Such Grantor shall not create, permit or suffer to exist, and shall defend its Collateral against and take such other action as is necessary to remove, any Lien on such Collateral, except for Liens expressly permitted under the Securities Purchase Agreement.  Such Grantor shall further defend the right, title and interest of the Collateral Agent in and to any of such Grantor’s rights under the Collateral and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

(f)                                   Limitations on Modifications of Accounts, Etc.  Upon the occurrence and during the continuation of any Event of Default, such Grantor shall not, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Account, Chattel Paper or Instrument or amounts due under any Contract, Deposit Account, Letter-of-Credit Right or Investment Property, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of such Grantor.

(g)                                 Maintenance of Insurance.  Such Grantor shall maintain, with financially sound and reputable companies, the insurance policies with limits and coverage provisions as required the Securities Purchase Agreement (including paragraph 6G thereof).  In addition, such Grantor shall maintain, with financially sound and reputable companies, insurance policies insuring (i) its Equipment, Fixtures and Inventory that are usually insured by companies in the same or similar businesses against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses, and satisfactory to the Required Noteholders, and (ii) against liability for personal injury and property damage relating to such Equipment, Fixtures and Inventory, and satisfactory to the Required Noteholders.  If any Grantor maintains any property insurance, the Grantor shall (i) at its expense, obtain a loss payable endorsement (form BFU-438 or equivalent) to each policy of property insurance in favor of the Collateral Agent for the benefit of the Secured Parties and each policy of liability insurance shall name the Collateral Agent for the benefit of the Secured Parties as an additional insured, and (ii) if so requested by the Collateral Agent, deliver to the Collateral Agent a report of a reputable insurance broker satisfactory to the Collateral Agent with respect to the insurance on its Equipment, Fixtures and Inventory, provided such request shall not be made more than one time per year.  All policies of insurance maintained by any Grantor shall contain a clause which provides that the Collateral Agent’s and the other Secured Parties’ interests under the policy shall not be invalidated by any act or omission to act of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy.  All policies of insurance required to be maintained pursuant to this Section 5(g) shall provide that no cancellation, termination or lapse shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof (or 10 days in the case of any cancellation, termination or lapse resulting from any failure by such Grantor to pay any amounts due under any such policy of insurance).

(h)                                 Taxes, Assessments, Etc. Such Grantor shall, and shall cause each of its Subsidiaries to, pay (i) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable; provided, that no such charge or claim need be paid if subject to a Good Faith Contest.

(i)                                    Limitations on Disposition.  Such Grantor shall not sell, lease, license, transfer or otherwise dispose of any of such Collateral, or attempt or contract to do so, except as permitted by the Securities Purchase Agreement.

(j)                                    Further Identification of Collateral.  Such Grantor shall, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent shall reasonably request, statements and schedules further identifying and describing its Collateral and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(k)                                 Notices.  Such Grantor shall advise the Collateral Agent promptly upon, and in any event within five (5) Business Days of, obtaining knowledge thereof, in reasonable detail, of (a) any material Lien, other than Liens expressly permitted under the Securities Purchase Agreement, attaching to or asserted against any of its Collateral, (b) the occurrence of any other event which could have a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder, and (c) the acquisition of any Commercial Tort Claim having a value (as reasonably estimated by such Grantor) in excess of $500,000 and grant to the Collateral Agent, for the benefit of the Secured Parties, of a security interest therein and in the Proceeds thereof.

(l)                                    Right of Inspection and Audit.  Such Grantor shall permit the Collateral Agent and the other Secured Parties such rights of visitation, inspection and audit of the Collateral as provided in the Securities Purchase Agreement (including as set forth in paragraph 6F thereof) or any other Transaction Document.

(m)                             Maintenance of Properties.  Such Grantor shall, and shall cause each of its Subsidiaries to, (i) maintain and keep, or cause to be maintained and kept, their respective properties, assets and facilities, including its Equipment and Fixtures in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, and (ii) maintain and preserve all material rights, privileges and franchises that such Grantor or its Subsidiaries now have, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(n)                                 Covenants Regarding Intellectual Property.

(i)                                    Such Grantor shall notify the Collateral Agent promptly if (A) it knows or has reason to know that any application or registration relating to any Patent or Trademark of such Grantor which is material to the conduct of such Grantor’s business may become abandoned, (B) if a terminal disclaimer is filed with respect to any Patent in the United States Patent and Trademark Office, or (C) of any other adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding such Grantor’s ownership or license of any Copyright, Patent or Trademark which is material to the conduct of such Grantor’s business, its right to register the same, or to keep and maintain the same.

(ii)                                Such Grantor shall take all commercially reasonable steps necessary to prevent any misuse, infringement, invalidation, misappropriation, unauthorized use or abandonment of its Copyrights, Patents, Trademarks or other Intellectual Property, whether owned or licensed.  Such Grantor’s efforts pursuant to this Section 5(n) shall include, but not be limited to: (A) establishing prudent security measures and procedures governing access to, and use of, property protected by such Copyrights, Trademarks or Patents or of such Intellectual Property owned or licensed by such Grantor or developed by any Person on behalf of such Grantor; (B) establishing and maintaining in force any agreements with employees and consultants or any written terms of employment, as are customarily used in such Grantor’s industry for the protection of such Intellectual Property; and (C) vigorous enforcement of such Grantor’s rights in any such Intellectual Property.

(iii)                            In no event shall such Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, any Copyright with the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof unless it promptly informs the Collateral Agent and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Copyright, Patent or Trademark, including, with respect to Trademarks, the goodwill of such Grantor, relating thereto or represented thereby.

(iv)                             Such Grantor shall take all necessary action to maintain and pursue each application (and to obtain the relevant registration) and to maintain the registration of each of the Copyrights, Patents and Trademarks of such Grantor which is material to the conduct of such Grantor’s business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(v)                                 In the event that any Copyright, Patent or Trademark of such Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is not material to the conduct of such Grantor’s business, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

(vi)                             Such Grantor covenants and agrees that in the event any Patent is or becomes subject to a terminal disclaimer, the security interest granted in this Agreement shall extend to the Patent necessitating the disclaimer and such Patent shall not be sold, transferred or otherwise alienated without the prior written consent of the Collateral Agent.

(o)                                 Covenants Regarding Federal Government Contracts.  If any Account or Chattel Paper of any Grantor arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, such Grantor shall (i) promptly notify the Collateral Agent thereof in writing, and execute and deliver in connection therewith (A) a collateral assignment of claims in favor of the Collateral Agent, and (B) a notice of collateral assignment of claims directed to the appropriate federal government agencies and agents thereof as required under applicable law, each in form and substance satisfactory to the Collateral Agent, (ii) promptly take any other steps reasonably required by the Collateral Agent in order to ensure that all moneys due or to become due under such contract or contracts shall be collaterally assigned to the Collateral Agent, for the benefit of the Secured Parties, and notice thereof given under the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727; 41 U.S.C. 15), or other applicable law, and (iii) promptly update Schedule IV hereto and deliver a copy of such revised schedule to the Collateral Agent, together with copies of all related contracts evidencing such Accounts and/or Chattel Paper.

SECTION 6.                         The Collateral Agent’s Appointment as Attorney-in-Fact.

(a)                                 Subject to Section 6(b), below, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer, co-agent or sub-agent thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

(i)                                    to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any of such Grantor’s Collateral and, in the name of such Grantor in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any such Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such monies due under any such Collateral whenever payable;

(ii)                                to pay or discharge any Liens, including any tax lien, levied or placed on or threatened against such Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be on behalf and for the benefit of the other Secured Parties and the Collateral Agent and not such Grantor; and

(iii)                            to (A) direct any Person liable for any payment under or in respect of any of such Collateral to make payment of any and all monies due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any such Collateral, (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to such Collateral, (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect such Collateral or any part thereof and to enforce any other right in respect of any such Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any such Collateral, (F) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent, Copyright, Trademark or other Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine, and (H) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent may reasonably deem necessary to protect, preserve or realize upon such Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)                                 The Collateral Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to the Collateral Agent, on behalf and for the benefit of the Secured Parties, pursuant to this Section 6.  Each Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are finally and completely paid and performed in full under the terms of the Securities Purchase Agreement; provided that the foregoing power of attorney shall terminate upon the full, complete and final payment and performance of the Secured Obligations under the Transaction Documents.

(c)                                  The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and each other Secured Party’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.  The Collateral Agent shall have no duty as to any Collateral, including any responsibility for (i) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, or (ii) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.  Without limiting the generality of the preceding sentence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the applicable Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default.  Failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to any Grantor for any act or failure to act.

(d)                                 Each Grantor also authorizes the Collateral Agent, on behalf of itself and the other Secured Parties, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract of such Grantor with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto, and (ii) execute, in connection with the sale of such Grantor’s Collateral provided for in Section 6, any endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

(e)                                  If any Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent or any other Secured Party, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and expenses, of the Collateral Agent or such other Secured Party, shall be payable by such Grantor to the Collateral Agent within (3) three days of written demand and shall constitute Secured Obligations secured hereby.

SECTION 7.                         Rights and Remedies Upon Default.  It shall be an “Event of Default” hereunder if any Event of Default (as defined in the Securities Purchase Agreement) shall occur.  If any Event of Default shall have occurred and be continuing, the Collateral Agent shall have the following rights and remedies as set forth in this Section 7:

(a)                                 If any Event of Default shall occur and be continuing, the Collateral Agent may exercise in addition to all other rights and remedies granted to it under this Agreement, the Securities Purchase Agreement, the Guaranty, the other Transaction Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by such Grantor, and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Collateral Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  To the extent any Grantor has the right to do so, such Grantor authorizes the Collateral Agent, on the terms set forth in this Section 7, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of the Collateral Agent, appears to be prior or superior to its security interest.  The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble its Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent and the other Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(h) below, with each Grantor remaining jointly and severally liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral.  Each Grantor agrees that the Collateral Agent need not give more than ten (10) days’ notice (which notification shall be deemed given if sent in care of the Company in accordance with paragraph 13H of the Securities Purchase Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which the Collateral Agent and the other Secured Parties are entitled from such Grantor, such Grantor also being liable for the attorneys’ fees and expenses of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

(b)                                 As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (as so amended the “Act”), the Collateral Agent may, in its discretion (subject only to applicable Requirements of Law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 7(b), and shall not be required to effect such registration or cause the same to be effected.  Without limiting the generality of the foregoing, in any such event the Collateral Agent may, in its sole discretion: (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In addition to a private sale as provided above in this Section 7(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(c)                                  Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent nor any other Secured Party be liable nor accountable to such Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d)                                 Each Grantor also agrees to pay all fees, costs, and reasonable expenses of the Collateral Agent or any of the other Secured Parties, including reasonable attorneys’ fees and expenses, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(e)                                  Upon the Collateral Agent’s request, each Grantor agrees that it will promptly execute assignments of its entire right, title and interest in and to each its Patents, Trademarks, Copyrights, and Licenses.  Such assignments shall be in form and content which is recordable in the United States Patent and Trademark Office or Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, as applicable, and otherwise reasonably acceptable to the Collateral Agent.

(f)                                   Except as otherwise expressly permitted herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(g)                                 Each Grantor agrees that a breach of any covenants contained in this Section 7 will cause irreparable injury to the Collateral Agent, on behalf of itself and the other Secured Parties, that in such event the Collateral Agent and the other Secured Parties would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 7 shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

(h)                                 The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Collateral Agent in the following order of priorities:

First, to the Collateral Agent in an amount sufficient to pay in full the reasonable costs of the Collateral Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Collateral Agent and the other Secured Parties in connection therewith, including reasonable attorneys’ fees and expenses;

Second, to the Secured Parties in an amount sufficient to pay in full the reasonable costs of the Secured Parties in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Secured Parties in connection therewith, including reasonable attorneys’ fees and expenses;

Third, to the Secured Parties in an amount equal to the then unpaid principal of and accrued interest, all Premiums and all other fees and charges payable on the Secured Obligations;

Fourth, to the Secured Parties in an amount equal to any other Secured Obligations under any of the Transaction Documents which are then unpaid; and

Finally, upon payment in full in cash of all of the Secured Obligations under the terms of the Transaction Documents, to the Grantors or their representatives according to their interests or as a court of competent jurisdiction may direct.

SECTION 8.                         Grant of License to Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise its rights and remedies under Section 7, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Copyright, Patent or Trademark, and to exercise any rights held by such Grantor under any License, now owned or hereafter acquired by such Grantor or in which such Grantor now holds or hereafter acquires any interest, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, subject to any applicable restrictions or limitations contained in such License.

SECTION 9.                         Limitation on the Collateral Agent’s Duty in Respect of Collateral.  The Collateral Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as the applicable Grantor requests in writing, but failure of the Collateral Agent to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of the Collateral Agent to do any act not so requested shall be deemed a failure to act reasonably.

SECTION 10.                  Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective against each Grantor should any petition be filed by or against such Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 11.                  Miscellaneous.

(a)                                 Notices.  Any notice or other communication hereunder shall be addressed and delivered (i) to any Grantor by delivering such notice care of the Company in accordance with paragraph 13H of the Securities Purchase Agreement, and (ii) to the Collateral Agent at the address and telefacsimile number set forth under the Collateral Agent’s signature block of this Agreement.

(b)                                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)                                  Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

(d)                                 No Waiver; Cumulative Remedies.

(i)                                    The Collateral Agent and each other Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

(ii)                                The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(iii)                            None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each of the Grantors and the Collateral Agent.

(e)                                  Time is of the Essence.  Time is of the essence for the performance of each of the terms and provisions of this Agreement.

(f)                                   Termination of this Agreement.  Subject to Section 10, this Agreement shall terminate upon the full, complete and final payment and performance of the Secured Obligations under the Securities Purchase Agreement.

(g)                                 Release of Collateral.  Upon any sale or other disposition of title in or to any assets of any Grantor constituting Collateral permitted under the Securities Purchase Agreement, the Collateral Agent, at the reasonable request and at the expense of the applicable Grantor, will execute and deliver to such Grantor such instruments (including UCC partial release statements) acknowledging the release of the Collateral Agent’s security interest in such Collateral so sold or otherwise disposed of, provided that such security interest shall continue to attach to and be perfected in the Proceeds of such Collateral, and will record such instruments with the United States Patent and Trademark Office and the United States Copyright Office as may be necessary to evidence the release of the Collateral Agent’s security interest in such Collateral.

(h)                                 Successor and Assigns.  This Agreement and all obligations of each of the Grantors hereunder shall be binding upon the successors and assigns of each such Grantor, and shall, together with the rights and remedies of the Collateral Agent and the other Secured Parties hereunder, inure to the benefit of such Collateral Agent and other Secured Parties, any future holder of any Note and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to the Collateral Agent hereunder.

(i)                                    Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE., EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS OR REMEDIES HEREUNDER IN RESPECT OF ANY PARTICULAR

COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(j)                                    Waiver of Jury Trial.  EACH GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE ACTIONS OF THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(k)                                 Jurisdiction; Venue.  Each Grantor irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or any of the agreements, documents or instruments delivered in connection herewith or therewith.  To the fullest extent permitted by applicable law, each Grantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(l)                                    Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

(m)                             Additional Grantors.  From time to time subsequent to the date hereof, additional Subsidiaries and/or Affiliates of the Company may become parties hereto, as additional Grantors (each, an “Additional Grantor”), by executing a Joinder Agreement.  Upon the delivery of the Joinder Agreement to the Collateral Agent, such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized signatory on the date first set forth above.

GRANTORS:

ZAZA ENERGY CORPORATION

By:	/s/ Todd Alan Brooks
Name:	Todd Alan Brooks
Title:	President

ZAZA HOLDINGS, INC.

By:	/s/ John E. Hearn, Jr.
Name:	John E. Hearn, Jr.
Title:	President

ZAZA ENERGY, LLC

By:	/s/ Todd Alan Brooks
Name:	Todd Alan Brooks
Title:	Manager

TOREADOR RESOURCES CORPORATION

By:	/s/ Craig M. McKenzie
Name:	Craig M. McKenzie
Title:	President and Chief Executive Officer

Accepted and acknowledged by:

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

Address for Notices:

5555 San Felipe Street, Suite 1150
Houston, TX 77056
Attention:	Mauri Cowen
Facsimile:	713-235-9213